U.S. Stock Index Funds Shareholder Report Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for the fund.*

The individuals listed in the table below were elected as trustees for the fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the fund prior to the shareholder meeting.

Trustee                     For                 Withheld     Percentage For
John J. Brennan         5,783,728,017        132,330,913        97.7%
Charles D. Ellis        5,728,724,219        187,334,711        96.8%
Emerson U. Fullwood     5,780,086,736        135,972,194        97.7%
Rajiv L. Gupta          5,775,585,512        140,473,418        97.6%
Amy Gutmann             5,783,328,789        132,730,141        97.7%
JoAnn Heffernan Heisen  5,774,973,685        141,085,245        97.6%
F. William McNabb III   5,787,447,014        128,611,916        97.8%
Andre F. Perold         5,773,103,389        142,955,541        97.5%
Alfred M. Rankin, Jr.   5,776,127,477        139,931,453        97.6%
Peter F. Volanakis      5,791,986,958        124,071,972        97.9%


*  Results are for all funds within the same trust

Proposal 2: - Update and standardize the funds' fundamental policies regarding:

(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the fund to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.


             For        Abstain         Against          Broker       Percentage
                                                      Non-Votes              For


500 Index Fund

2a    535,068,695    14,287,233      23,630,436      52,959,217           85.5%
2b    532,900,301    15,923,319      24,162,735      52,959,227           85.1%
2c    523,275,838    15,181,436      34,529,083      52,959,224           83.6%
2d    529,013,205    15,491,617      28,481,538      52,959,221           84.5%
2e    527,710,151    14,966,646      30,309,562      52,959,222           84.3%
2f    531,513,462    15,168,943      26,303,961      52,959,215           84.9%
2g    537,565,674    15,041,719      20,378,969      52,959,219           85.9%

Small-Cap Index Fund

2a    270,842,042     5,830,129       9,332,243      37,201,253           83.8%
2b    269,851,552     6,190,294       9,962,565      37,201,257           83.5%
2c    267,057,577     5,912,970      13,033,864      37,201,257           82.6%
2d    264,498,095     5,983,041      15,523,273      37,201,258           81.8%
2e    264,780,989     5,885,536      15,337,882      37,201,260           81.9%
2f    266,591,161     5,871,199      13,542,051      37,201,257           82.5%
2g    269,974,453     5,982,393      10,047,554      37,201,267           83.5%

Small-Cap Growth Index Fund

2a    112,657,941     2,877,222       2,305,877      21,832,086           80.7%
2b    112,449,691     3,124,519       2,266,823      21,832,093           80.5%
2c    107,237,371     2,928,182       7,675,482      21,832,091           76.8%
2d    112,058,302     2,962,531       2,820,205      21,832,088           80.2%
2e    112,051,124     2,951,027       2,838,884      21,832,091           80.2%
2f    112,516,948     2,921,014       2,403,074      21,832,090           80.6%
2g    112,597,019     2,853,244       2,390,770      21,832,093           80.6%

Small-Cap Value Index Fund

2a    175,641,096     4,319,633       7,819,313      19,072,172           84.9%
2b    175,072,475     4,888,545       7,819,022      19,072,173           84.6%
2c    167,961,390     4,686,298      15,132,354      19,072,173           81.2%
2d    174,202,545     4,666,800       8,910,695      19,072,174           84.2%
2e    174,075,864     4,521,801       9,182,380      19,072,170           84.2%
2f    175,136,454     4,497,421       8,146,170      19,072,169           84.7%
2g    176,031,469     4,661,339       7,087,234      19,072,173           85.1%


Extended Market Index Fund

2a    236,812,297     3,797,640       6,791,478      21,688,216           88.0%
2b    235,715,205     4,136,068       7,550,148      21,688,210           87.6%
2c    232,753,197     4,045,556      10,602,667      21,688,211           86.5%
2d    235,067,744     4,029,787       8,303,885      21,688,216           87.4%
2e    234,795,163     3,882,543       8,723,712      21,688,213           87.3%
2f    236,125,115     4,059,957       7,216,350      21,688,209           87.7%
2g    237,292,685     3,952,026       6,156,708      21,688,213           88.2%

Mid-Cap Index Fund

2a    460,157,871     6,868,376      12,483,281      68,941,261           83.9%
2b    456,878,689     7,605,277      15,025,557      68,941,267           83.3%
2c    445,102,379     7,466,066      26,941,078      68,941,267           81.2%
2d    450,141,589     7,460,332      21,907,604      68,941,265           82.1%
2e    450,050,641     7,085,303      22,373,581      68,941,265           82.1%
2f    452,589,913     7,205,935      19,713,674      68,941,267           82.5%
2g    454,421,266     7,060,161      18,028,094      68,941,269           82.9%

Mid-Cap Growth Index Fund

2a     19,458,937       461,377         323,474       2,773,339           84.5%
2b     19,427,889       490,520         325,378       2,773,340           84.4%
2c     19,314,643       471,732         457,412       2,773,339           83.9%
2d     19,312,858       496,905         434,026       2,773,338           83.9%
2e     19,228,998       476,864         537,928       2,773,337           83.5%
2f     19,432,867       460,397         350,522       2,773,340           84.4%
2g     19,433,832       479,684         330,270       2,773,341           84.4%

Mid-Cap Value Index Fund

2a     14,453,556       542,390         710,408       2,789,991           78.1%
2b     14,408,546       580,844         716,963       2,789,993           77.9%
2c     14,314,571       560,128         831,656       2,789,991           77.4%
2d     14,320,665       568,802         816,886       2,789,992           77.4%
2e     14,225,799       548,290         932,266       2,789,990           76.9%
2f     14,403,887       547,096         755,373       2,789,990           77.9%
2g     14,833,349       581,343         291,662       2,789,992           80.2%


Growth Index Fund

2a    264,248,164    11,659,969      11,945,358      37,410,465           81.2%
2b    262,180,869    12,184,854      13,487,771      37,410,462           80.6%
2c    258,900,378    12,105,511      16,847,602      37,410,465           79.6%
2d    260,108,940    12,038,220      15,706,327      37,410,469           80.0%
2e    259,191,143    11,847,483      16,814,859      37,410,470           79.7%
2f    262,653,969    11,952,586      13,246,937      37,410,464           80.8%
2g    264,785,652    11,901,936      11,165,908      37,410,460           81.4%

Value Index Fund

2a    281,657,331     5,182,739      10,718,002      28,773,427           86.3%
2b    280,534,584     5,685,790      11,337,698      28,773,427           86.0%
2c    258,391,842     5,422,300      33,743,932      28,773,425           79.2%
2d    261,215,527     5,396,644      30,945,897      28,773,430           80.0%
2e    279,173,779     5,294,845      13,089,449      28,773,426           85.5%
2f    280,977,925     5,443,411      11,136,740      28,773,423           86.1%
2g    284,985,380     5,316,949       7,255,739      28,773,431           87.3%

Large-Cap Index Fund

2a     51,661,844       884,201       1,263,043      11,521,195           79.1%
2b     51,503,657       936,064       1,369,369      11,521,193           78.8%
2c     51,032,744       926,437       1,849,907      11,521,195           78.1%
2d     51,057,793       967,182       1,784,115      11,521,194           78.2%
2e     51,333,187       922,351       1,553,552      11,521,193           78.6%
2f     51,381,714       910,049       1,517,331      11,521,190           78.6%
2g     51,542,337       884,682       1,382,073      11,521,191           78.9%

Total Stock Market Index Fund

2a  2,633,842,353    39,602,175      85,091,327     287,970,302           86.5%
2b  2,623,326,504    45,314,929      89,894,416     287,970,308           86.1%
2c  2,600,899,974    62,120,091      95,515,792     287,970,300           85.4%
2d  2,610,497,304    63,115,841      84,922,711     287,970,301           85.7%
2e  2,609,901,123    42,950,663     105,684,065     287,970,305           85.7%
2f  2,620,146,443    43,055,643      95,333,770     287,970,301           86.0%
2g  2,657,534,657    42,153,886      58,846,925     287,970,688           87.2%

Fund shareholders did not approve the following proposal:

Proposal 3 - Institute procedures to prevent holding investments in companies that, in the judgment of the board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights.

The trustees recommended a vote against this proposal because it called for procedures that duplicate existing practices and procedures of the Vanguard funds.

                      For        Abstain      Against       Broker    Percentage
                                                         Non-Votes           For

500 Index Fund   59,535,907   27,083,733  486,162,146  53,163,794          9.5%

Small-Cap Growth
  Index Fund     15,807,481    4,948,497   97,090,186  21,826,962         11.3%

Extended Market
  Index Fund     26,166,233    5,409,212  215,486,392  22,027,794          9.7%

Value Index Fund 27,278,938   12,641,112  257,635,788  28,775,661          8.4%

Total Stock
 Market Index
   Fund          258,259,697  93,229,953 2,406,541,531 288,474,97          8.5%